As filed with the Securities and Exchange Commission on November 10, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700, LB 82 Dallas, Texas	75251
(Address of Principal Executive Offices)	(Zip Code)

EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan

(Full title of the plan)

William L. Boeing

Vice President, General Counsel and Secretary

12377 Merit Drive, Suite 1700, LB 82

Dallas, Texas 75251

(Name and address of agent for service)

(214) 368-2084

(Telephone number, including area code, of agent for service)

with copies of communications to:

Thomas H. Yang

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5545

(214) 200-0641 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.001 per share	5,500,000	$12.60	$69,300,000	$7,941.78

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminable number of shares of common stock as may be issued in connection with stock splits, stock dividends or similar transactions.

(2)	The securities registered hereby represent an addition to the 23,000,000 shares of common stock issuable under the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, as amended, the offer and sale of which were previously registered pursuant to the Registration Statements on Form S-8 filed on March 17, 2006 (File No. 333-132551), September 28, 2007 (File No. 333-146376) and June 12, 2009 (File No. 333-159930).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The price for the 5,500,000 shares of common stock being registered is based upon the average of the high and low prices per share of EXCO Resources, Inc.’s common stock on the New York Stock Exchange on November 9, 2011.

EXPLANATORY NOTE

EXCO Resources, Inc. is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register an additional 5,500,000 shares of its common stock, par value $0.001 per share, issuable pursuant to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, as amended to date. Except as otherwise set forth below, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2006 (File No. 333-132551), September 28, 2007 (File No. 333-146376) and June 12, 2009 (File No. 333-159930) are incorporated herein by reference as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents set forth below are hereby incorporated by reference in this registration statement:

(i)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on February 24, 2011;

(ii)	our Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 filed on April 19, 2011;

(iii)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 filed on May 4, 2011;

(iv)	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 filed on August 3, 2011;

(v)	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 filed on November 2, 2011;

(vi)	our Current Report on Form 8-K dated January 12, 2011 and filed January 13, 2011;

(vii)	our Current Report on Form 8-K dated January 12, 2011 and filed January 13, 2011;

(viii)	our Current Report on Form 8-K dated January 31, 2011 and filed February 4, 2011;

(ix)	our Current Report on Form 8-K dated March 16, 2011 and filed March 22, 2011;

(x)	our Current Report on Form 8-K dated April 1, 2011 and filed April 4, 2011;

(xi)	our Current Report on Form 8-K dated July 8, 2011 and filed July 8, 2011;

(xii)	our Current Report on Form 8-K dated July 11, 2011 and filed July 13, 2011 (excluding information furnished pursuant to Items 7.01 and 9.01 therein);

(xiii)	our Current Report on Form 8-K dated July 27, 2011 and filed July 29, 2011;

(xiv)	our Current Report on Form 8-K dated August 4, 2011 and filed August 10, 2011;

(xv)	our Current Report on Form 8-K dated August 12, 2011 and filed August 18, 2011;

(xvi)	our Current Report on Form 8-K dated August 19, 2011 and filed August 22, 2011;

(xvii)	our Current Report on Form 8-K dated October 6, 2011 and filed October 7, 2011;

(xviii)	our Current Report on Form 8-K dated November 8, 2011 and filed November 9, 2011; and

(xiv)	the description of our common stock contained in our Current Report on Form 8-K dated September 28, 2007 and filed on September 28, 2007, including all amendments and reports filed for the purpose of updating that description.

All reports and other documents we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such reports or documents are filed. Information contained herein modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained herein or in earlier-dated documents incorporated by reference. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for us by William L. Boeing, our Vice President, General Counsel and Secretary. On April 5, 2006, we awarded a ten-year stock option for the purchase of 500,000 shares at $12.36 per share to Mr. Boeing, of which all 500,000 shares are vested. On December 1, 2006, we granted Mr. Boeing a ten-year stock option for the purchase of 26,200 shares at $14.62 per share, of which all 26,200 shares are vested. On December 4, 2007, we granted Mr. Boeing a ten-year stock option for the purchase of 40,000 shares at $13.72 per share, of which all 40,000 shares are vested. On December 11, 2008, we granted Mr. Boeing a ten-year stock option for the purchase of 40,000 shares at $7.88 per share, of which 30,000 shares are vested. On December 1, 2009, we granted Mr. Boeing a ten-year stock option for the purchase of 40,000 shares at $17.60 per share, of which 20,000 shares are vested. On December 7, 2010, we granted Mr. Boeing a ten-year stock option for the purchase of 48,700 shares at $18.50 per share, of which 12,175 shares are vested. On August 15, 2011, we granted Mr. Boeing 17,200 shares of restricted stock that vest over three years, with one third vesting each year beginning on August 15, 2012. Mr. Boeing also owns 26,300 shares of our common stock that he purchased in the open market.

Item 6. Indemnification of Directors and Officers.

Article XIV of our Third Amended and Restated Articles of Incorporation provides that to the fullest extent permitted by Texas law, our directors will have no personal liability to us or our shareholders for any acts or omissions in the director’s performance of his or her duties as a director. Section 7.001 of the Texas Business Organizations Code (the “TBOC”), permits us to limit the personal liability of directors to us or our shareholders for monetary damages for any act or omission in a director’s capacity as director, except for liability for any of the following:

(i)	A breach of the director’s duty of loyalty to us or our shareholders;

(ii)	An act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or knowing violation of law;

(iii)	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(iv)	An act or omission for which the liability of a director is expressly provided by an applicable statute.

Article XIV further provides that if Texas law is amended to authorize further elimination of the personal liability of directors for or with respect to any acts or omissions in the performance of their duties as directors, then the liability of a director shall be eliminated to the fullest extent permitted by Texas law, as so amended. Any repeal or modification of Article XIV by our shareholders will not adversely affect any right or protection of a director existing immediately prior to such repeal or modification.

Article XIII of our Third Amended and Restated Articles of Incorporation and Article VI of our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Texas law. Our bylaws further provide that we must pay or reimburse reasonable expenses incurred by one of our directors or officers who was, is or is threatened to be made a named defendant or respondent in a proceeding to the maximum extent permitted under Texas law.

Under Sections 8.101, 8.102 and 8.103 of the TBOC, subject to the procedures and limitations stated therein, we may indemnify a director who was, is or is threatened to be made a respondent in a proceeding against a judgment and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification:

•	acted in good faith;

•	reasonably believed that his or her conduct was in or not opposed to our best interests; and

•	in the case of a criminal proceeding, did not have a reasonable cause to believe his or her conduct was unlawful.

Under Section 8.105 of the TBOC, we may indemnify an officer as provided by our governing documents, by action of our board of directors, by action of our shareholders, by contract or by common law.

We are required by Sections 8.051 and 8.105 of the TBOC to indemnify a director or officer against reasonable expenses actually incurred by the director or officer in connection with a proceeding in which the director or officer is a respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The TBOC prohibits us from indemnifying a director in respect of a proceeding in which the director is found liable to us or is found liable because a personal benefit was improperly received by him or her, other than for reasonable expenses actually incurred by him or her in connection with the proceeding, not including a judgment, penalty, fine or tax. The TBOC prohibits us entirely from indemnifying a director in respect of any such proceeding in which the director is found liable for willful or intentional misconduct in the performance of his or her duties to us, breach of the duty of loyalty to us or an act or omission not committed in good faith that constitutes a breach of a duty owed by the director to us.

Under Sections 8.052 and 8.105 of the TBOC, a court may order us to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. If, however, the director or officer is found liable to us or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses actually incurred by him or her in connection with the proceeding.

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act and the Exchange Act, under insurance policies, the premiums of which we pay. The effect of these policies is to indemnify any of our officers and directors against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

In addition, we have entered into indemnification agreements with each of Mark F. Mulhern, a director, and Vincent J. Cebula, a former director, pursuant to which we have agreed to indemnify them to the fullest extent permitted by the laws of the State of Texas and advance certain expenses as described therein.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated February 8, 2006 and filed on February 14, 2006 and incorporated by reference herein.

4.2	Articles of Amendment to the Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated August 30, 2007 and filed on September 5, 2007 and incorporated by reference herein.

4.3	Second Amended and Restated Bylaws of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated March 4, 2009 and filed on March 6, 2009 and incorporated by reference herein.

4.4	Statement of Designation of Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.5	Statement of Designation of Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.6	Statement of Designation of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.7	Statement of Designation of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.8	Statement of Designation of Series A-1 Hybrid Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.9	Statement of Designation of Series A-2 Hybrid Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.10	Statement of Designation of Series A Junior Participating Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated January 12, 2011 and filed on January 13, 2011 and incorporated by reference herein.

4.11	Specimen Stock Certificate for EXCO’s common stock, filed as an Exhibit to EXCO’s Amendment No. 2 to the Form S-1 (File No. 333-129935) filed on January 27, 2006 and incorporated by reference herein.

4.12	First Amended and Restated Registration Rights Agreement, by and among EXCO Holdings Inc. and the Initial Holders (as defined therein), effective January 5, 2006, filed as an Exhibit to EXCO’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-129935) filed on January 6, 2006 and incorporated by reference herein.

4.13	Amended and Restated 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated November 14, 2007 and filed on November 16, 2007 and incorporated by reference herein.

Exhibit No.	Description

4.14	Amendment Number One to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K dated June 4, 2009 and filed on June 10, 2009 and incorporated by reference herein.

4.15	Amendment Number Two to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K dated October 6, 2011 and filed on October 7, 2011 and incorporated by reference herein.

4.16	Form of Incentive Stock Option Agreement for the EXCO Resources, Inc. 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated November 14, 2007 and filed on November 16, 2007 and incorporated by reference herein.

4.17	Form of Nonqualified Stock Option Agreement for the EXCO Resources, Inc. 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated November 14, 2007 and filed on November 16, 2007 and incorporated by reference herein.

4.18	Form of Restricted Stock Award Agreement for the EXCO Resources, Inc. 2005 Long-Term Incentive Plan, as amended, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated August 4, 2011 and filed on August 10, 2011 and incorporated by reference herein.

5.1	Legal opinion of William L. Boeing, Esq., filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of Lee Keeling and Associates, Inc., filed herewith.

23.3	Consent of Haas Petroleum Engineering Services, Inc., filed herewith.

23.4	Consent of William L. Boeing (included in his opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of November, 2011.

EXCO RESOURCES, INC.

By:	/s/ Douglas H. Miller
Douglas H. Miller
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith or William L. Boeing, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities indicated and on the 10th day of November, 2011.

Signature	Title

/s/ Douglas H. Miller Douglas H. Miller	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen F. Smith Stephen F. Smith	Director, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Jeffrey D. Benjamin Jeffrey D. Benjamin	Director

/s/ Earl E. Ellis Earl E. Ellis	Director

/s/ B. James Ford B. James Ford	Director

/s/ Mark F. Mulhern Mark F. Mulhern	Director

/s/ T. Boone Pickens T. Boone Pickens	Director

/s/ Jeffrey S. Serota Jeffrey S. Serota	Director

/s/ Robert L. Stillwell Robert L. Stillwell	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated February 8, 2006 and filed on February 14, 2006 and incorporated by reference herein.

4.2	Articles of Amendment to the Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated August 30, 2007 and filed on September 5, 2007 and incorporated by reference herein.

4.3	Second Amended and Restated Bylaws of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated March 4, 2009 and filed on March 6, 2009 and incorporated by reference herein.

4.4	Statement of Designation of Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.5	Statement of Designation of Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.6	Statement of Designation of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.7	Statement of Designation of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.8	Statement of Designation of Series A-1 Hybrid Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.9	Statement of Designation of Series A-2 Hybrid Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.10	Statement of Designation of Series A Junior Participating Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated January 12, 2011 and filed on January 13, 2011 and incorporated by reference herein.

4.11	Specimen Stock Certificate for EXCO’s common stock, filed as an Exhibit to EXCO’s Amendment No. 2 to the Form S-1 (File No. 333-129935) filed on January 27, 2006 and incorporated by reference herein.

4.12	First Amended and Restated Registration Rights Agreement, by and among EXCO Holdings Inc. and the Initial Holders (as defined therein), effective January 5, 2006, filed as an Exhibit to EXCO’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-129935) filed on January 6, 2006 and incorporated by reference herein.

4.13	Amended and Restated 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated November 14, 2007 and filed on November 16, 2007 and incorporated by reference herein.

4.14	Amendment Number One to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K dated June 4, 2009 and filed on June 10, 2009 and incorporated by reference herein.

4.15	Amendment Number Two to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K dated October 6, 2011 and filed on October 7, 2011 and incorporated by reference herein.

4.16	Form of Incentive Stock Option Agreement for the EXCO Resources, Inc. 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated November 14, 2007 and filed on November 16, 2007 and incorporated by reference herein.

Exhibit No.	Description

4.17	Form of Nonqualified Stock Option Agreement for the EXCO Resources, Inc. 2005 Long-Term Incentive Plan, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated November 14, 2007 and filed on November 16, 2007 and incorporated by reference herein.

4.18	Form of Restricted Stock Award Agreement for the EXCO Resources, Inc. 2005 Long-Term Incentive Plan, as amended, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated August 4, 2011 and filed on August 10, 2011 and incorporated by reference herein.

5.1	Legal opinion of William L. Boeing, Esq., filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of Lee Keeling and Associates, Inc., filed herewith.

23.3	Consent of Haas Petroleum Engineering Services, Inc., filed herewith.

23.4	Consent of William L. Boeing (included in his opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in signature page).